UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DIGITAL TURBINE, INC.

(Name of registrant as specified in its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 19 , 2018

To Our Stockholders:

The Annual Meeting of Stockholders (our “Annual Meeting”) of Digital Turbine, Inc. the "Company") will be held on Wednesday, September 19, 2018, at 10 a.m., local time, at the Company's headquarters located at 111 Nueces Street, Austin, TX 78701, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect seven (7) directors to serve on our board of directors for a one-year term ending as of our Annual Meeting of stockholders in fiscal year 2020;

2.	To approve, in a non-binding advisory vote, the compensation of our named executive officers, commonly referred to as “Say-on-pay”;

3.	To ratify the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019; and

4.	To transact such other business as may properly come before the meeting and/or any adjournment or postponement thereof.

Only stockholders of record at the close of business on July 25, 2018 are entitled to notice of and to vote at our Annual Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Annual Meeting for a period of ten days prior to the Annual Meeting.

All stockholders are urged to attend our Annual Meeting in person or vote by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable at any time prior to its exercise and will not affect your right to vote in person in the event you attend our Annual Meeting.

July 30, 2018	By order of the Board of Directors
Austin, Texas
/s/ William G. Stone III
William G. Stone III
Chief Executive Officer

Important Notice Regarding Availability of Proxy Materials for the Fiscal Year 2019

Annual Meeting of Stockholders to be Held on September 19, 2018

Our Notice of Meeting, Proxy Statement, Annual Report on Form 10-K, and Proxy Card are available on the Internet at http://www.astproxyportal.com/ast/18238

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111 Nueces Street

Austin, Texas 78701

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 19, 2018

INTRODUCTION

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the board of directors of Digital Turbine, Inc. (our “Board”) for use in connection with our Annual Meeting of Stockholders to be held on Wednesday, September 19, 2018, beginning at 10 a.m., local time, at the Company's headquarters located at 111 Nueces Street, Austin, Texas 78701, and at any and all adjournments or postponements thereof (our “Annual Meeting”). At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (i) election of seven (7) directors to serve on our board of directors for a one-year term ending as of our annual meeting of stockholders in fiscal year 2020; (ii) approval, in a non-binding advisory vote, of the compensation of our named executive officers, commonly referred to as “Say-on-pay”; (iii) ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019; and (iv) the transaction of such other business as may properly come before the meeting and/or any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about August 1, 2018.

INFORMATION CONCERNING SOLICITATION AND VOTING

Board Recommendation

Our Board recommends that our stockholders vote FOR the election of the seven (7) director nominees (Proposal 1); FOR the advisory “Say-on-pay” proposal (Proposal 2); and FOR the ratification of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2019 (Proposal 3).

Record Date, Outstanding Shares, and Quorum

Only holders of records of our common stock and our preferred stock at the close of business on July 25, 2018 (the “Record Date”) are entitled to notice of and to vote at our Annual Meeting and any adjournments thereof. As of the Record Date, 76,391,381 shares of our common stock and 100,000 shares of Series A preferred stock (the "Preferred Stock"), which are convertible into 20,000 shares of common stock, were issued and outstanding.

Holders of our common stock are entitled to one vote at the Annual Meeting for each share of common stock held that was issued and outstanding as of the Record Date. The Preferred Stock is entitled to vote together with the common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of the Company’s common stock, together with any other voting rights provided to the Preferred Stock under law or the General Corporation Law of the State of Delaware.

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The presence, in person or by proxy, of stockholders holding at least a majority of our outstanding common stock and preferred stock (on an as-converted to common stock basis), voting together as a class, will constitute a quorum for the transaction of business at our Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting.

How to Vote

Voting in Person

All stockholders as of the close of business on July 25, 2018 can attend the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. You may vote at the Annual Meeting if you are a stockholder of record (your shares are directly registered in your name on our books and not held through a broker, bank or other nominee). In order to vote at the Annual Meeting shares held in “street name,” you must obtain a valid proxy from your broker, bank, or other nominee, and bring it to the meeting. Follow the instructions from your broker, bank, or other nominee included with these proxy materials, or contact your broker, bank, or other nominee to request a proxy form.

Voting by Proxy

We request that our stockholders complete, date, and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to us. All properly executed proxies that we receive prior to the vote at the Annual Meeting (that have not been revoked) will be voted in accordance with the instructions indicated on the proxies. All properly executed proxies that we receive prior to the vote at the Annual Meeting that do not provide any direction as to how to vote will be voted in accordance with the recommendations of our board of directors.

If your shares are held in street name, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) sending a written notice of revocation to Corporate Secretary, Digital Turbine, Inc., 111 Nueces Street, Austin, TX 78701, (ii) submitting by mail or the Internet another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy. All revocations of your proxy must be received prior to the voting of your shares at the Annual Meeting. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy. If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Voting Your Shares

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares

•	FOR the director nominees (Proposal 1),

•	FOR the advisory Say-on-pay proposal (Proposal 2),

•	FOR the ratification of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2019 (Proposal 3).

The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.

Votes Required

The directors will be elected by a plurality of the voting power of our common stock and preferred stock, voting together as a single class on an as-converted to common stock basis, present, in person or by proxy and entitled to vote, at the Annual Meeting (Proposal 1).

The affirmative vote of a majority of the votes cast of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, present, in person or by proxy and entitled to vote at the Annual Meeting is required to approve the advisory Say-on-pay proposal (Proposal 2), and to ratify the appointment of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2019 (Proposal 3).

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Withholding Your Vote, Abstentions, and Broker Non-Votes

In the election of the directors (Proposal 1), you can withhold your vote for any or all of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to all other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists, but for Proposals 2 and 3 such abstention will have the effect of a vote “AGAINST” the proposal.

A “broker non-vote” occurs when a broker submits a proxy without voting on one or more of the non-routine matters. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on non-routine matters in order for them to vote your shares so that your vote can be counted on such proposals.

A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not entitled to vote or counted as a vote cast on any non-routine matter presented at the Annual Meeting. The election of directors (Proposal 1), and the advisory Say-on-pay proposal (Proposal 2), are deemed non-routine matters. Consequently, absent instructions from you, your broker may not vote your shares on these proposals and broker non-votes will neither be counted toward the vote totals nor affect their outcome.

Your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 3). As a result, broker non-votes will have the same effect as a vote "AGAINST" ratification of the appointment of our independent registered public accounting firm.

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Proxy Solicitation

We will bear the entire cost of solicitation of proxies from our stockholders, including preparation, assembly, printing, and mailing of this proxy statement and the proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock or preferred stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, employees, or agents of our company in person or by telephone or other means of communication. No additional compensation will be paid to directors, officers, or other regular employees of ours for such services.

Householding of Proxy Materials

“Householding” is a program, approved by the Securities and Exchange Commission, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Other Business; Adjournments

We do not expect that any matter other than the proposals presented in this proxy statement will be brought before our Annual Meeting. However, if other matters incident to the conduct of the Annual Meeting are properly presented at the Annual Meeting or any adjournment, postponement, or continuation of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Adjournments may be made for the purpose of, among other things, soliciting additional proxies.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information Concerning Current Directors and Nominees

Our Board currently has seven (7) members, all of whose terms expire at our Annual Meeting. Each incumbent director has been nominated for reelection to a term that will expire at our fiscal year 2020 annual meeting. Each of our nominees was nominated based on the assessment of our Nominating and Governance Committee (“Governance Committee”) and our Board that he has demonstrated:

•	an ability to make meaningful contributions to our Board;
•	relevant business experience; strong communication and analytical skills;
•	a reputation for honesty and ethical conduct;
•	excellent decision-making ability; and
•	good judgment.

Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background is complementary to those of our other directors.

While management presently has no knowledge that the nominees will refuse or be unable to serve as directors for the prescribed term, the accompanying proxy card grants the proxy holders the power to vote the proxy for substitute nominees in the event that the nominees become unavailable to serve.

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The current Board members, each of whom is a nominee, are as follows:

NAME	AGE	POSITION
Robert Deutschman (1)	61	Chairman of the Board & Nominee
Roy H. Chestnutt (5)	58	Current Director & Nominee
Jeffrey Karish (2)	44	Current Director & Nominee
Mohan S. Gyani (3)	67	Current Director & Nominee
Christopher Rogers (4)	60	Current Director & Nominee
Paul Schaeffer (5)	71	Current Director & Nominee
William G. Stone III	50	Chief Executive Officer, Current Director & Nominee

(1) Chairman of Audit Committee, Member of Governance Committee

(2) Chairman of Compensation Committee

(3) Chairman of Governance Committee, Member of Compensation Committee

(4) Member of Audit Committee and Compensation Committee

(5) Member of Audit Committee

Director Nominees

Robert Deutschman. Mr. Deutschman joined our Board in May 2013 and was appointed Chairman of the Board in December 2014. Mr. Deutschman joined the Cappello Group, Inc., a merchant bank, in 1999 and has served as Vice Chairman, since 2008. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp., and a Senior Vice President at Houlihan, Lokey. Mr. Deutschman holds a Bachelor of Arts degree from Haverford College, with honors, and a Juris Doctor from Columbia University School of Law, where he was a Harlan Fiske Stone scholar. Mr. Deutschman served as the Vice Chairman of the Board of Directors of Enron Creditors Recovery Corp. (formerly Enron Corp.) from 2004 to 2014, a position he assumed upon Enron’s 2004 emergence from bankruptcy. Mr. Deutschman serves on the boards of the RAND Center for Corporate Ethics and Governance and, until October 2014 also served on the board of the Brookfield DTLA Fund Office Trust Investor, Inc. The Board appointed Mr. Deutschman to serve as a director based on the entirety of his experience and skills, although the Board noted specifically his extensive investment banking and financial experience and background in strategic advising, mergers and acquisitions and capital raising for institutions and private companies.

Roy H. Chestnutt. Mr. Chestnutt joined our Board on June 1, 2018. From January 2013 to November 2017, Mr. Chestnutt served as Executive Vice President and Chief Strategy Officer of Verizon Communications Inc. (NYSE: VZ) and Verizon Nederland B.V. Mr. Chestnutt was responsible for development and implementation of Verizon's overall corporate strategy, including business development, joint ventures, strategic investments, acquisitions and divestitures. Before being named to that position, he was Senior Vice President – Corporate Strategy, with responsibility for the formulation and execution of Verizon's strategic plan addressing new markets, solution areas and services that capitalize on the company's assets, capabilities and brand across all lines of business. Mr. Chestnutt joined Verizon in 2011 from Motorola Networks where he served as corporate vice president of the Americas and helped lead the successful transition of the business unit to new ownership by Nokia Siemens Networks. Previously, Mr. Chestnutt was Chairman and Chief Executive Officer of Grande Communications, a facilities-based, "triple-play" communications provider in Texas. His responsibilities included leading the transition of Grande Communications from startup to a full service, market-driven company, which resulted in the successful sale of the company. Prior to joining Grande, Mr. Chestnutt was the senior vice president of National Field Sales and General Business for Sprint-Nextel. From 2000 to 2005, he held positions at Nextel Communications as regional vice president of the Southwest in Austin and of the West in the San Francisco Bay Area. Mr. Chestnutt also has general management experience with PrimeCo Personal Communications and AirTouch Cellular. Mr. Chestnutt has been a non-executive director of Telstra, Australia’s leading telecommunications and technology company, and is also a board member for Saudi Telecom. He also served on the board of directors of the international industry association GSMA and is a former chair of the Chief Strategy Officers Group including 25 global strategists from the world’s leading wireless carriers.  . Mr. Chestnutt holds an MBA from the University of San Francisco, and a B.S. in Business Administration from San Jose State University. The board of directors appointed Mr. Chestnutt to serve as a director based on the entirety of his experience and skills, although the board noted specifically his broad knowledge of the wireless industry and extensive industry relationships.

Jeffrey Karish. Mr. Karish has been a member of our Board since May 2013. Mr. Karish is a member of the leadership team at the Heritage Group, a private holding and investment company with an emphasis on healthcare and medical research. Mr. Karish was the former President of Windsor Media LLC, subsequent to having served as the company’s Executive Vice President and acting General Counsel with a focus on investing and finance which included private equity funding, early stage venture capital funding and general investment management. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo with a primary focus in strategic growth initiatives and M&A. Prior to Yahoo, he was a management consultant at McKinsey & Company, and a key member of McKinsey’s West Coast Media and Technology practice. Mr. Karish was formally a member of the Board of Banc of California. Mr. Karish holds a J.D. from Harvard University, a Masters of Philosophy in International Relations from Cambridge University, and a B.A. in History from UC Berkeley. The Board appointed Mr. Karish to serve as a director based on the entirety of his experience and skills, although the board noted specifically his extensive management and financial experience and background in strategic advising and mergers and acquisitions for companies.

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Mohan S. Gyani. Mr. Gyani joined our Board in January 2016. Mr. Gyani is a private investor and beginning in 2005, has served in various capacities, the most recent of which is vice chairman, at Mobileum Inc., which designs and develops roaming services and telco big data analytics solutions to mobile network operators in the United States and internationally. From 2000 to 2003, Mr. Gyani served as president and chief executive officer of AT&T Wireless Mobility Services, Inc., a telecommunications company, and as senior advisor to the chairman and chief executive officer through 2004. From 1995 to 1999, Mr. Gyani was executive vice president and chief financial officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of AirTouch by Vodafone, Mr. Gyani served as executive director on the board of Vodafone AirTouch and as its head of strategy and M&A until July 1999. Prior to AirTouch Communications, Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Mr. Gyani was formally a member of the Board of Blackhawk Network Holdings, Inc. (Nasdaq: Hawk), a provider of prepaid payments products. He also serves on the board of directors of IDEA Cellular, a wireless service provider, and MUFG Union Bank, N.A and its financial holding company, MUFG Americas Holdings Corporation, as well as the boards of other private companies that are in the wireless mobile space. From March 2011 to July 2015, Mr. Gyani served as a director of Audience, Inc., a provider of intelligent voice and audio solutions, and as chairman from August 2011 to July 2015; from June 2007 to June 2010, he served on the board of directors of Mobile Telesystems, Inc., a cell phone operator; from March 2002 to August 2013, he served on the board of directors of Keynote Systems, Inc., a mobile and web cloud testing and monitoring company; and from October 2004 to February 2015, he served on the board of directors of Safeway, Inc., a retail food and drug company. Mr. Gyani holds a B.A. and an M.B.A. from San Francisco State University. The Board appointed Mr. Gyani to serve as a director based on the entirety of his experience and skills, although the Board noted specifically his broad knowledge of the wireless industry, extensive industry relationships, and deep experience serving on public and private company boards.

Christopher Rogers. Mr. Rogers has been a member of our Board since May 2012. Mr. Rogers is a partner at Lumia Capital. Previously he has served as Senior Vice President, Corporate Development and Spectrum, of Sprint Nextel Corporation where he evaluated and executed strategic initiatives, including mergers, acquisitions, divestitures, equity investments and joint ventures within the mobile communication and e-commerce sectors. He also was responsible for management and oversight of wireless spectrum licenses and Sprint Nextel’s investment portfolio of emerging technology start-ups. Prior to its merger with Sprint in 2005, Mr. Rogers was Co- Founder and Senior Vice President of Nextel Communications, Inc. as well as Co-Founder of FleetCall. Communications, the predecessor to Nextel Communications, and Founder and Chairman of Dispatch Communications, Inc., which was sold to Fleet Call/Nextel in 1993. Mr. Rogers holds a J. D. in Communications Law and has served as a director on multiple public and private company boards and as a director for several Washington, DC-based philanthropic organizations. The Board appointed Mr. Rogers to serve as a director based on the entirety of his experience and skills, although the Board specifically noted his extensive communications expertise, particularly in strategy, mergers and acquisitions and licensing, and as well as his deep managerial and corporate development experience.

Paul Schaeffer. Mr. Schaeffer has been a member of our Board since August 2007. He is the Vice Chairman and Chief Operating Officer of Mandalay Entertainment Group, which he co-founded with Peter Guber in 1995. Along with Peter Guber, Mr. Schaeffer is responsible for all aspects of Mandalay Entertainment Group’s motion picture and television business, focusing primarily on the corporate and business operations. Prior to forming Mandalay Entertainment Group, Mr. Schaeffer was the Executive-Vice President of Sony Pictures Entertainment (“SPE”), overseeing the worldwide corporate operations for SPE including Worldwide Administration, Financial Affairs, Human Resources, Corporate Affairs, Legal Affairs and Corporate Communications. Mr. Schaeffer is a member of the Academy of Motion Pictures, Arts, & Sciences. A veteran of 20 years of private law practice, Mr. Schaeffer joined SPE from Armstrong, Hirsch and Levine, where he was a senior partner working with corporate entertainment clients. He also spent time as an accountant with Arthur Young & Company in Philadelphia. He graduated from the University of Pennsylvania Law School and received his accounting degree from Pennsylvania State University. The Company considered Mr. Schaeffer to be a valuable resource when it selected him as a director based on his having served for more than five years as the Chairman of the Finance Committee, and a member of the Board of Trustees of Children’s Hospital Los Angeles, where he also served as chairman of its Audit Committee, and member of its Compensation Committee and Executive Committee for more than five years.

William G.Stone III. Mr. Stone became our Chief Executive Officer in October 2014 and was appointed to the Board in January 2015, prior to which Mr. Stone had served from November 2013 as President and Chief Operating Officer of the Company. From August 2012 to November 2013, Mr. Stone served as the Chief Executive Officer of the Company’s wholly owned subsidiary, Digital Turbine, Inc. Mr. Stone was previously Senior Vice President of Qualcomm Inc. and President of its subsidiary FLO TV Inc. from 2009 to 2011. Prior to Qualcomm, Mr. Stone was the CEO and President of the smartphone application storefront provider, Handango, (acquired by Appia Inc.) from 2007 to 2009. Mr. Stone has extensive global experience in wireless, technology, mobile content, marketing and distribution, having held executive positions at several operators such as Verizon, Vodafone, and AirTouch. Mr. Stone has a B.A. and M.B.A. from Rice University.

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Required Vote

Directors are elected by a “plurality” of the voting power of our common stock and preferred stock, voting together as a single class on an as-converted to common stock basis. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, seven (7) directors). Stockholders can either vote “FOR” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “ FOR ” EACH OF THE DIRECTOR NOMINEES.

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BOARD MEETINGS AND COMMITTEES

During fiscal year 2018, our Board held 7 meetings. Our Board has three separately designated committees: our Audit Committee, our Compensation Committee, and our Governance and Nominating Committee. Each member of these standing committees has been determined to meet the standards for director independence under the rules of the Securities and Exchange Commission (the “SEC”) and is an “independent director” as defined under NASDAQ listing standards.

Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board or any of our officers. Each then-director attended, either in person or by electronic means, 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served during the 2018 fiscal year.

Committees of the Board of Directors

Committee Composition

The following table sets forth the current membership of our Audit Committee, Compensation Committee and Governance and Nominating Committee. Each committee conducts its business pursuant to a written charter approved by our Board, copies of which are available on our website at https://ir.digitalturbine.com/ under “Investor Relations—Corporate Governance—Governance Docs.”

Audit Committee	Compensation Committee	Governance and Nominating Committee
Robert Deutschman*	Jeffrey Karish**	Mohan S. Gyani**
Christopher Rogers	Mohan S. Gyani	Robert Deutschman
Paul Schaeffer	Christopher Rogers
Roy H. Chestnutt

*	Chairman of the Board and chairman of the committee.
**	Chairman of the committee.

Audit Committee

The current members of our Audit Committee are Robert Deutschman, Roy H. Chestnutt, Paul Schaeffer, and Christopher Rogers. Our Audit Committee held six meetings during the 2018 fiscal year. The Audit Committee acts pursuant to a written charter adopted by our Board and is primarily responsible for hiring our independent auditors, approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. Our Board determined that each of our Audit Committee members is “independent” pursuant to the rules of the NASDAQ Stock Market ("NASDAQ") and SEC rules and regulations, and that Mr. Deutschman is an “audit committee financial expert” as defined by applicable SEC rules. The charter of our Audit Committee is available on our website at https://ir.digitalturbine.com/governance-docs.

Compensation Committee

The current members of our Compensation Committee are Jeffrey Karish, Christopher Rogers and Mohan Gyani. Our Compensation Committee held six meeting during the 2018 fiscal year, and is primarily responsible for reviewing and approving our general compensation policies and setting both the cash and non-cash compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our employee stock purchase plan and our stock incentive plan and to make option grants under our stock incentive plan. Our executive officers do not perform any role in determining or recommending the amount or form of executive or director compensation; however, members of management provide factual information as to compensation levels offered at similar companies, which is used for comparison purposes in determining the annual compensation of our directors, and as a member of our Board, our Chief Executive Officer reviews and participates in compensation decisions of executive officers other than himself.

All members of the Compensation Committee are non-employee directors and are “independent” pursuant to the rules of The NASDAQ Stock Market. The Compensation Committee acts pursuant to a written charter adopted by our Board, which is available on our website at https://ir.digitalturbine.com/governance-docs.

Governance and Nominating Committee

The current chairman and member of our Governance Committee are Mohan S. Gyani and Robert Deutschman, respectively. Our Governance Committee held two meetings during the 2018 fiscal year. Our Governance Committee annually screens and recommends to the Board-qualified candidates for election or appointment to our Board, recommends the number of members of our Board, and evaluates and reviews the independence of existing and prospective directors. The members of the Governance Committee are non-employee directors and are “independent” directors under the listing rules of NASDAQ, as approved by the SEC, and SEC rules and regulations. The Governance Committee acts pursuant to a written charter adopted by our Board, which is available on our website at https://ir.digitalturbine.com/governance-docs.

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CORPORATE GOVERNANCE

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are held by different individuals. Our Board believes that this structure provides an efficient and effective leadership model for our Company, facilitates efficient and open communication between our directors and management team, and helps to involve our other independent Board members in Board activities and decision making.

Role of the Board of Directors in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

Our Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. Our entire Board is apprised during each fiscal year of our enterprise risk management efforts. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing the management of financial and accounting risks. Our Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, our entire Board is regularly informed through committee reports.

Code of Business and Ethical Conduct

The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and all other officers, directors, and employees. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

A full text of our Code of Conduct is published on our website at http://ir.digitalturbine.com/ under the tab “Corporate Governance.” If we amend our Code of Conduct as it applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) or grant a waiver from any provision of the Code of Conduct to any such person, we shall disclose such amendment or waiver on our website at http://ir.digitalturbine.com/governance-docs.

Director Independence

Our Governance Committee annually reviews and recommends that the Board determine the independence of each director and nominee for election as a director in accordance with the independence standards set forth in NASDAQ listing rules, as approved by the SEC, and SEC rules and regulations (the "Independence Standards"). Based on the Independence Standards, a director will only qualify as an independent director if, in the opinion of our Governance Committee and our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the Independence Standards. Based on the recommendation of our Governance Committee, our Board has determined that each of Robert Deutschman, Roy H. Chestnutt, Jeffrey Karish, Christopher Rogers, Paul Schaeffer and Mohan Gyani, who collectively constitute a majority of our Board, is independent.

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Stockholder Nominations and Bylaw Procedures

The Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees. However, the Governance Committee does consider the knowledge, experience, integrity and judgment of potential candidates for nominations to the Board. The Governance Committee will consider persons recommended by stockholders for nomination for election as directors. The Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee.

To nominate a person for election to our Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. Such notice must also contain information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

Deadlines to Submit Nominations

Stockholders wishing to recommend director candidates must follow the prior notice requirements as described under "2020 Stockholder Proposals" below. Stockholder nominations must be addressed to Corporate Secretary, Digital Turbine, Inc., 111 Nueces Street, Austin, TX 78701.

Executive Sessions of Independent Directors

The independent members of our Board meet in executive session, without any employee directors or other members of management in attendance, at least annually and additionally, as circumstances warrant.

Stockholder Communication with Board Members

We maintain contact information for stockholders, both telephone and email, on our website (http://www.digitalturbine.com) under the heading “Investor Info” where a stockholder will find our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to our Board or specific members of our Board as directed in the stockholder communication. In addition, communications for our Board received via telephone or mail are forwarded to our Board by one of our employees.

Board Member Attendance at Annual Meetings

Our Board does not have a formal policy regarding attendance of directors at our annual stockholder meetings. Four of our then-elected directors attended our 2018 annual meeting of stockholders.

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EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers who are not also members of the Company's Board as of the date of this proxy statement:

NAME	AGE	POSITION
William G. Stone III	50	Chief Executive Officer, Current Director & Director Nominee
Barrett Garrison	41	Executive Vice President, Chief Financial Officer
David Wesch	31	Acting Chief Accounting Officer and Controller

Biographical information regarding Mr. Stone is set forth above under “Election of Directors ( Proposal 1 ) – Information Concerning Current Directors and Nominees.”

Barrett Garrison. Mr. Garrison became our Executive Vice President and Chief Financial Officer in September 2016. Prior joining the Company, Mr. Garrison was the Chief Financial Officer of Competitor Group, Inc., a media and event company in the active lifestyle industry, from March 2014 to March 2015; the Chief Financial Officer of Netspend, a division of TSYS Company (NYSE: TSS), a leading provider of reloadable prepaid debit cards, from June 2013 to March 2014, and the Treasurer/VP of Finance from October 2008 to June 2013. Prior to his Netspend position, Mr. Garrison served in senior financial roles at Dell Financial Services, Seiko Instruments International and Austaco, Inc. Mr. Garrison holds an M.B.A. with a concentration in Finance and a B.B.A. in Finance from St. Edwards University and The University of New Mexico, Robert O. Anderson School of Management, respectively.

David Wesch. Mr. Wesch has served as the Acting Chief Accounting Officer of the Company since June 2016. Mr. Wesch is a CPA with over eight years of diversified experience, spanning public accounting and various industries, including technology, manufacturing, and oil and gas, with a primary focus on technology. Prior to joining the Company, Mr. Wesch was a manager at BDO USA, LLP where he led teams of up to 10 individuals and managed audits of both large public and private companies. Since joining the Company in May 2015, Mr. Wesch has served as the Accounting & SEC Financial Reporting Manager. Mr. Wesch holds Bachelor's and Master’s degree in Accounting, with honors, from The McCombs School of Business at The University of Texas at Austin. Mr. Wesch’s expertise includes strong knowledge of US GAAP, revenue recognition, internal and external financial reporting, the development and implementation of entity-wide internal controls and processes within the public company environment ensuring ongoing compliance with SOX 404.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

We believe that a strong management team comprised of highly talented individuals in key positions is critical to our ability to deliver sustained growth and profitability, and our executive compensation program is an important tool for attracting and retaining such individuals. We also believe that our most important resource is our people. While to a certain extent we are able to exploit unique assets or proprietary technologies, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products, to maintain superior operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry. Therefore, we believe it is vital that our named executive officers receive an aggregate compensation package that is both highly competitive with the compensation received by similarly-situated executive officers at peer group companies, and also reflective of each individual named executive officer’s contributions to our success on both a long-term and short-term basis.

We seek to have compensation programs for our named executive officers that are intended to achieve a variety of goals, including, but not limited to:

•	attracting and retaining talented and experienced executives;

•	motivating and fairly rewarding executives whose knowledge, skills and performance are critical to our success; and

•	providing fair and competitive compensation.

Administration and Process

Our executive compensation program is administered by the Compensation Committee. Historically, base salary, bonus structure and long-term equity compensation of our executive officers are governed by the terms of their individual employment agreements (see “Narrative Disclosure to Summary Compensation Table”) and we expect that to continue in the future. With respect to our chief executive officer and chief financial officer, the Compensation Committee establishes milestone performance levels for incentive bonuses based on a number of factors that are designed to further our executive compensation objectives, including our performance, the compensation received by similarly-situated executive officers, and the conditions of the markets in which we operate.

In determining executive compensation for fiscal year 2018, the Compensation Committee’s goal was to reward the named executive officers for in their respective responsibilities and Company-wide and individual performance. We believe that this policy is intended to assure that our compensation practices are competitive with those in the industry. The Compensation Committee also periodically reviews the overall compensation of our named executive officers for the purpose of determining whether discretionary bonuses should be granted. Our chief executive officer may also assist the Compensation Committee in determining compensation for the other named executive officers.

Elements of Executive Officer Compensation

Overview. The compensation packages for the Company’s senior executives have both performance-based and non-performance based elements. Total compensation paid to our executive officers is divided among three principal components. Base salary is generally fixed and does not vary based on our financial and other performance. Other components, such as cash bonuses and stock options or other equity or equity-based awards, are variable and dependent upon our financial or market performance. Our policy generally is to emphasize long-term equity awards over short-term cash bonuses, as the long-term awards are intended to align with goals such as total shareholder return. Historically, judgments about these elements have been made subjectively. In the case of stock options, the value is dependent upon our future stock price and, accordingly, such awards are intended to reward the named executive officers for favorable Company-wide performance.

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Our Compensation Committee may review total compensation to see if it generally falls in line with peer companies and may also look at overall market data. During fiscal year 2018, the Compensation Committee consulted with a compensation consultant for background information as to general compensation levels, including long-term equity incentive plans, currently being offered in our industry. For further information about the compensation consultant and its services, see "Role of the Compensation Consultant" in the Compensation Discussion and Analysis under Executive Compensation. During fiscal year 2017, the Compensation Committee considered compensation, including termination provisions and potential payments upon termination or change in control, that would make it possible to hire and retain executive officers for the Company.

Role of Compensation Consultant. During fiscal year 2018, the Compensation Committee engaged a professional compensation consultant, Mercer, an industry leading global human resources consulting firm to provide advice and assist the Compensation Committee in (i) reviewing and analyzing compensation of the chief executive officer and chief financial officer and Board of Director compensation and (ii) reviewing and analyzing market data related to our executive officers' base salaries and total cash and direct compensation, including short-term and long-term incentive awards. Mercer reported directly to the Compensation Committee and did not provide any services to the Company or its management in fiscal year 2018 other than those provided to the Compensation Committee described above. The Compensation Committee considered factors relevant to Mercer’s independence, such as other services provided by and fees paid to Mercer.

The Compensation Committee reviewed executive remuneration survey data provided by Mercer of high-tech organizations with revenue less than $1.2 billion, publicly traded organizations with revenues less than $450 million and all organizations with revenues between $15 million and $180 million, noting that high-tech and publicly traded organizations are larger than the Company. CEO target total direct compensation lies below market median of all market refinements. Digital Turbine’s CFO target total direct compensation is aligned with the median of high-tech organizations, below the median of publicly traded organizations and between the median and 75th percentile of the $45M - $180M revenue market refinement.

Base Salary. We pay our executives a base salary pursuant to the terms of employment agreements, which are usually two years, unless otherwise stated. We believe that a competitive base salary is a necessary element of any compensation program. Base salaries are established, in part, based on the executive’s individual position, responsibility, experience, skills, historic salary levels and the executive’s performance during the prior year. We are also seeking over a period of years to align base compensation levels comparable to our competitors and other companies similarly situated. We do not view base salaries as primarily serving our objective of paying for performance.

The annual salary of our CEO William G. Stone III remained at $500,000 during fiscal year 2018. His salary is based on his amended employment agreement dated May 26, 2016 (the "Stone Amended Agreement"). We believe that his salary continues to be commensurate with his responsibilities. On March 16, 2018, the Company entered into a second amendment (the “Second Amendment”) to the employment agreement with Mr. Stone originally entered into on September 9, 2014 and previously amended on May 26, 2016. The Second Amendment replaces the fixed term of the Employment Agreement, which would otherwise expire on March 31, 2018, with an at-will arrangement without a definite term. The Second Amendment: (i) establishes a new incentive compensation structure for future fiscal years consisting of annual cash and long term equity incentives described further below; (ii) provides pro-ration of certain annual cash and long term equity incentives in connection with payments for termination by the Company without cause or by Mr. Stone for good reason and changes the duration of severance payments to Mr. Stone in connection with such types of terminations following a change of control; and (iii) provides for a $100,000 signing payment to Mr. Stone. Mr. Stone’s salary remains at its current level of $500,000. See further details on the Second Amendment to the employment agreement with Mr. Stone in section titled “Narrative Disclosure to Summary Compensation Table.” On August 31, 2016, we entered into an employment agreement (the "Garrison Employment Agreement") with Barrett Garrison as Executive Vice President and Chief Financial Officer pursuant to which he receives an annual salary of $300,000. On June 14, 2016, we appointed David Wesch as our acting Chief Accounting Officer for which he receives an annual salary of $150,000.

We believe that our salary levels are sufficient to retain our existing executive officers and hire new executive officers when and as required.

Performance Bonuses. Consistent with our emphasis on pay-for-performance incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon their performance during the fiscal year. Historically, a factor given considerable weight in establishing bonus performance criteria is non-GAAP adjusted EBITDA, which is GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions. The use of this and other performance measures is further described below under “Narrative Disclosure to Summary Compensation Table.”

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Pursuant to the Stone Amended Agreement, Mr. Stone is eligible to receive an annual incentive bonus of up to 100% of his salary for the respective period, subject to satisfaction of certain performance-related milestones specified in the Stone Amended Agreement, and at the discretion of the Compensation Committee, up to an additional 50% of his salary based on extraordinary financial and business performance. The milestones for fiscal year 2017 were based on the Company's achievement of Adjusted EBITDA and revenue targets. The milestones for fiscal year 2018 are based on revenue and the Company's achievement of non-GAAP measures of consolidated earnings such as EBITDA or Adjusted EBITDA, as further specified in the Stone Amended Agreement. During the fiscal year ended March 31, 2018 and pursuant to the Stone Amended Agreement, Mr. Stone received a $350,000 performance bonus based on corporate and personal performance criteria as detailed above and a $100,000 signing bonus in connection with the second amendment to his employment agreement entered into on March 16, 2018.

Pursuant to the Second Amendment, Mr. Stone’s new bonus structure replaces the existing bonus structure commencing for the fiscal year ending March 31, 2019 and generally provides for annual cash incentives and long term equity incentives. The annual cash incentives will require attainment of revenue and earnings goals set by the independent Compensation Committee of the Board of Directors of the Company, after consultation with Mr. Stone, which will be based on a Board approved annual operating plan. The applicable goals will have three increasingly higher levels of revenue and earnings. The annual cash incentives will be for up to 25%, 50% or 100% of Mr. Stone’s base salary (currently $500,000 annually) based on the level of goal achievement. Even if revenue and earnings goals are fully achieved within any given level, 20% of the applicable bonus opportunity is in the sole discretion of the Compensation Committee based on exceptional results in compliance, operations and other areas the Committee deems appropriate.

The amount of any long term incentive (LTI) equity grants is within the sole discretion of the Committee in all cases, but if granted, would be structured to consist of time vesting and performance vesting restricted common stock units. Any LTI awards would be contingent on achievement of three year revenue and EBITDA goals, based on three increasingly higher levels of attainment established by the Compensation Committee, after discussion with Mr. Stone, based on a Board approved three year operating plan. The highest level of attainment would require revenue and EBITDA of at least 200% of the applicable revenue and EBITDA goals set by the Compensation Committee. Any time vesting awards will vest over three years after grant and any such awards that have not vested prior to any termination of Mr. Stone’s employment shall terminate. Any performance vesting awards will be earned on the third anniversary of the grant date provided Mr. Stone is employed through such date. Except in connection with terminations without cause or for good reason, if Mr. Stone’s employment with the Company terminates prior to the third anniversary of the applicable grant date, performance vesting units shall not vest and shall terminate immediately upon such termination of employment. Any performance vesting units shall be subject to a negative discretion clawback up into two years after the vesting date in connection with financial restatements or certain actions constituting cause. During such two year period any underlying shares are subject to a lock up.

Pursuant to the Garrison Employment Agreement, at the discretion of the Compensation Committee, Mr. Garrison, is eligible to receive a bonus based on corporate and personal performance criteria as specified in the Garrison Employment Agreement. The corporate performance criteria for fiscal year ended March 31, 2018, were based on previously budgeted Company revenue and Adjusted EBITDA targets. A similar structure applies for the balance of the term of the Garrison Employment Agreement, except that the Compensation Committee may use, instead of Adjusted EBITDA, a different measure that it determines to be the most important earnings measure used publicly by the Company (for example, EBITDA without adjustment), and will also determine the target level of revenue and of such earnings measure. The Compensation Committee will first consult with Mr. Garrison prior to making such determinations. During the fiscal year ended March 31, 2018, Mr. Garrison received a $210,000 performance bonus based on corporate and personal performance criteria.

See "SUMMARY COMPENSATION TABLE" for details on bonuses earned by our named executive officers.

Equity and Equity-Based Compensation. We believe that stock options and other forms of equity or equity-based compensation are an important long-term incentive for our executive officers and other employees and generally align officer interest with that of our stockholders. They are intended to further our emphasis on pay-for-performance.

Pursuant to the terms of the Stone Amended Agreement, the Company awarded to Mr. Stone stock options to purchase up to an aggregate of 100,000 shares of our common stock with a grant date fair value of $82,000. The Company awarded to Mr. Garrison, pursuant to the Garrison Employment Agreement, stock options to purchase up to an aggregate of 450,000 shares of our common stock with a grant date fair value of $436,500. For fiscal year 2018 service and performance, we awarded to Mr. Garrison and Mr. Wesch stock options to purchase up to an aggregate of 100,000, and 90,000 shares of our common stock, respectively, with grant date fair values of $66,090, and $73,224, respectively.

We do not have any formal plan or obligation that requires us to award equity or equity-based compensation to any executive officer on specified dates. The authority to make equity or equity-based awards to our executive officers rests with our full Board, based upon recommendations made by the Compensation Committee, or by the Compensation Committee acting alone. The Compensation Committee considers the input of our chief executive officer in setting the compensation of our other executive officers, including in the determination of appropriate levels of equity or equity-based grants.

Other Benefits and Perquisites. Our executive officers participate in the health and dental coverage, life insurance, paid vacation and holidays, 401(k) retirement savings plans and other programs that are generally available to all of the Company’s employees.

The provision of any additional perquisites to each of the named executive officers is subject to review by the Compensation Committee. We value perquisites at their incremental cost to us in accordance with SEC regulations.

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We believe that the benefits and perquisites we provide to our named executive officers are within competitive practice and customary for executives in key positions at comparable companies. Such benefits and perquisites serve our objective of offering competitive compensation that allows us to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to our stockholders.

Impact of Accounting and Tax Treatments

Section 162(m) of the Internal Revenue Code (the “Code”) prohibits publicly held companies like us from deducting certain compensation to any one named executive officer in excess of $1,000,000 during the tax year. However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the Company’s stockholders, the compensation is not included for purposes of arriving at the $1,000,000.

The Company, through the Compensation Committee, intends to attempt to qualify executive compensation as tax deductible to the extent feasible and where it believes it is in our best interests and in the best interests of our stockholders. However, the Compensation Committee does not intend to permit this arbitrary tax provision to distort the effective development and execution of our compensation program. Thus, the Compensation Committee is permitted and will continue to exercise discretion in those instances in which mechanistic approaches necessary to satisfy tax law considerations could compromise the interests of our stockholders. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. The performance criteria used by the Compensation Committee in determining annual incentive bonuses for our executive officers have not been approved by the Company's stockholders, and, therefore, such bonuses are not considered to be performance-based compensation that may be excluded from the Section 162(m) deduction limitation.

Compensation Risk Management

As part of its annual review of our executive compensation program, the Compensation Committee reviews with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine if such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Compensation Committee considers, among other things, the features of the Company’s compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and our compensation recoupment policy. The Compensation Committee also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements, requires approval of our board of directors for matters outside of the ordinary course and our whistle blower program. Based upon the above, the Compensation Committee has concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

Impact of Shareholder Advisory Vote

At our 2018 annual meeting, our stockholders approved, in a non-binding advisory vote, our executive compensation with 92% of the shares present, in person or by proxy and entitled to vote thereon affirmatively giving their approval (with broker non-votes having no effect on the vote). Accordingly, we believe that this vote confirms the appropriateness of our executive compensation philosophy and policies, as currently adopted and implemented, and we intend to continue such philosophy and policies.

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THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

July 30, 2018	Members of the Compensation Committee

Jeffrey Karish (Chairman)
Mohan S. Gyani
Christopher Rogers

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal year 2018. No member of the Compensation Committee is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a director or member of the Company's Compensation Committee during the fiscal year ended March 31, 2018.

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SUMMARY COMPENSATION TABLE

The following compensation table sets forth information concerning aggregate compensation earned by or paid to (i) the individual serving as our Chief Executive Officer during our fiscal year ended March 31, 2018, (ii) the individual serving as our Chief Financial Officer during our fiscal year ended March 31, 2018, and (iii) the individual serving as our acting Chief Accounting Officer during our fiscal year ended March 31, 2018. We refer to these individuals, collectively, as our “named executive officers”.

Position(1)	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (2) ($)	All Other Compensation ($)	Total ($)
William G. Stone III (3)	2018	500,000	450,000	-	-	17,240	967,240
Chief Executive Officer	2017	500,000	100,000	-	193,687	14,772	808,459
	2016	500,000	-	-	213,500	2,541	716,041

Barrett Garrison (4)	2018	350,000	210,000	-	66,090	20,381	646,471
Executive Vice President and Chief Financial Officer	2017	167,115	-	-	497,420	21,895	686,430

David Wesch (5)	2018	150,000	30,000	-	33,045	4,807	217,852
Acting Chief Accounting Officer	2017	142,500	-	-	59,354	4,957	206,811

(1)	The Company determined there were no other individuals within the Company who met the requirements for disclosure.

(2)	The amounts in the “Option Awards” column relate to awards of stock options made under the Company’s Amended and Restated 2011 Equity Incentive Plan (the "Equity Incentive Plan"). With respect to each stock option grant, the amounts disclosed generally reflect the fair value of the option award as of the grant date for all options issued in the respective fiscal year, in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation.” Generally, ASC Topic 718 “Compensation-Stock Compensation” requires the full grant-date fair value of a stock option award to be amortized and recognized as compensation cost over the service period that relates to the award. Note 4, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 sets forth the relevant assumptions used to determine the valuation of our stock option awards. Vesting schedules for unvested stock grants for each officer are described below under “Narrative Disclosure to Summary Compensation Table.”

(3)	During the fiscal year ended March 31, 2018, Mr. Stone received a $350,000 performance bonus based on corporate and personal performance criteria and a $100,000 signing bonus in connection with the Second Amendment entered into on March 16, 2018. During the fiscal year ended March 31, 2017, Mr. Stone was granted stock options on May 26, 2016 and February 2, 2017, to purchase 100,000 and 247,500 shares of common stock of the Company, respectively, with grant date fair values of $82,000 and $111,687, respectively. Also during fiscal year ended March 31, 2017, in connection with the Stone Amended Agreement, Mr. Stone received a one-time $100,000 signing bonus. Mr. Stone did not receive a performance bonus in fiscal year 2017 due to his bonus targets not being met. During the fiscal year ended March 31, 2016, Mr. Stone was awarded stock options on December 9, 2015 to purchase 175,000 shares of the Company's common stock with a grant date fair value of $213,500. Amounts under "All Other Compensation" represent Company paid health benefits and 401K employer matching contributions.

(4)	Mr. Garrison was appointed as our Executive Vice President and Chief Financial Officer on August 31, 2016, effective as of September 12, 2016. During the fiscal year ended March 31, 2018, Mr. Garrison received a $210,000 performance bonus based on corporate and personal performance criteria, and was awarded stock options to purchase 100,000 shares of common stock with a grant date fair value of $66,090. During the fiscal year ended March 31, 2017, pursuant to the Garrison Employment Agrement, on September 12, 2016, Mr. Garrison was awarded stock options to purchase 450,000 shares of our common stock with a grant date fair value of $436,500. On February 2, 2017, Mr. Garrison was awarded stock options to purchase 135,000 shares of the Company's common stock with a grant date fair value of $60,920. On August 4, 2017, Mr. Garrison was awarded stock options to purchase 100,000 shares of the Company's common stock with a grant date fair value of $66,090. During fiscal year 2017, Mr. Garrison did not receive a performance bonus due to his bonus targets not being met. During the fiscal year ended March 31, 2018, amounts under "All Other compensation" represent Company paid health benefits and 401K employer matching contributions. During the fiscal year ended March 31, 2017, amounts under "All Other compensation" represent Company paid health benefits of $6,434 and relocation expense reimbursement of $15,461.

(5)	Mr. Wesch was appointed our acting Chief Accounting Officer on June 14, 2016. During the fiscal year ended March 31, 2018, Mr. Wesch received a $30,000 performance bonus based on corporate and personal performance criteria, and was awarded stock options on August 4, 2017 to purchase 50,000 shares of the Company's common stock with a grant date fair value of $33,045. During the fiscal year ended March 31, 2017, Mr. Wesch was awarded stock options on June 9, 2016, November 2, 2016, January 10, 2017 and February 2, 2017 to purchase 30,000, 25,000, 20,000, and 36,675 shares of the Company's common stock, respectively, with grant date fair values of $23,700, $10,212, $8,892, and $16,550, respectively. Amounts under "All Other Compensation" represent Company paid health benefits.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

EMPLOYMENT AGREEMENTS

Employment Agreement with William G. Stone III

CEO Employment Agreement . On September 9, 2014, we entered into an employment agreement (the "Stone Employment Agreement") pursuant to which Mr. Stone became the Chief Executive Officer of the Company on October 2, 2014. In connection with this employment agreement, Mr. Stone received a one-time $100,000 signing bonus. Pursuant to the Stone Employment Agreement, which has been amended as described below, Mr. Stone received a salary of $500,000 per year and was eligible for a performance bonus.

Also in connection with entering into the Stone Employment Agreement, the vesting (but not the exercise price) of the 200,000 options granted to Mr. Stone on July 8, 2014 was adjusted so that 50,000 options vested on the one-year anniversary of the original grant date (i.e., July 8, 2015), 150,000 options currently vest on a monthly basis over the three years following the first anniversary of the grant date, and all unvested options vest immediately upon a change of control of the Company. The estimated incremental fair value associated with the 50,000 options was less than $10,000. In addition, on the effective date of the Stone Employment Agreement, Mr. Stone was awarded stock options to purchase 50,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on September 10, 2014 under the Equity Incentive Plan, which vest as follows: 12,500 options vested on the one-year anniversary of the grant date, 37,500 options currently vest on a monthly basis over the three years following the first anniversary of the grant date, and all unvested options will vest immediately upon a change of control of the Company.

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CEO Amended Employment Agreement (the “Stone Amended Agreement”). On May 26, 2016, we entered into an amendment to the Stone Employment Agreement, which extends the term of the Stone Employment Agreement until March 31, 2018. Mr. Stone received a one-time $100,000 signing bonus and is eligible for a performance bonus opportunities based on the following criteria:

•	Mr. Stone was eligible to receive a bonus of 30% of his salary earned with respect to the period starting April 1, 2016 through March 31, 2017 ("Year 2 Period"), if both the FY2017 Adjusted EBITDA target and the 2017 revenue target were achieved; and a bonus of up to an additional 70% of his salary earned with respect to the Year 2 Period, in the sole discretion of the Compensation Committee based on extraordinary financial and business performance of the Company during the Year 2 Period (beyond the level required to achieve the bonus of 30% of his salary for the Year 2 Period). The Compensation Committee also authorized an additional 50% of base salary “Extraordinary Bonus” if the Company exceeded targeted revenues and Adjusted EBITDA by 50% relative to the targets approved by the Board for FY2017 .

•	Mr. Stone is eligible to receive a bonus of 50% of his salary earned with respect to period starting April 1, 2017 through March 31, 2018 ("Year 3 Period"), if both of the Year 3 Period targets are achieved; plus a bonus of up to an additional 50% of his salary earned with respect to the Year 3 Period, in the sole discretion of the Compensation Committee based on extraordinary financial and business performance of the Company during the Year 3 Period (beyond the level required to achieve the bonus of 50% of his salary for the Year 3 Period). The Compensation Committee also authorized an additional 50% of base salary “Extraordinary Bonus” if the Company exceeds targeted revenues and adjusted EBITDA by 50%.

Achievement of targets will be determined promptly after the Company's annual financial statements for the fiscal year for the applicable period have been publicly issued and certified by the Company's auditors. Any interpretative issues in reconciling adjusted EBITDA or a public earnings measure to audited numbers (a) be resolved as much as possible based on the Company's publicly filed reconciliations of the same and (b) as to any other questions will be determined in the reasonable discretion of the Compensation Committee after good faith discussion with Mr. Stone. Bonus targets that have not been achieved to the level required by the above criteria will not entitle Mr. Stone to a pro-rated bonus.

In connection with entering into the Stone Amended Agreement, Mr. Stone was awarded stock options under the Equity Incentive Plan to purchase 100,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on May 26, 2016. Such stock options vest as follows: 25,000 options vested on the one-year anniversary of the grant date, 75,000 options currently vest on a monthly basis over the three years following the first anniversary of the grant date (four year total vesting), and all unvested options shall vest immediately upon a change of control of the Company.

CEO Amended Employment Agreement (the “Second Amendment”). On March 16, 2018, the Company entered into the Second Amendment to the employment agreement with Mr. Stone originally entered into on September 9, 2014 and previously amended on May 26, 2016. The Second Amendment replaces the fixed term of the Stone Amended Agreement, which would otherwise expire on March 31, 2018, with an at-will arrangement without a definite term. In addition, the Second Amendment: (i) establishes a new incentive compensation structure for future fiscal years consisting of annual cash and long term equity incentives described further below; (ii) provides pro-ration of certain annual cash and long term equity incentives in connection with payments for termination by the Company without cause or by Mr. Stone for good reason and changes the duration of severance payments to Mr. Stone in connection with such types of terminations following a change of control; and (iii) provides for a $100,000 signing payment to Mr. Stone.

The new bonus structure replaces the existing bonus structure commencing for the fiscal year ending March 31, 2019 and generally provides for annual cash incentives and long term equity incentives. The annual cash incentives will require attainment of revenue and earnings goals set by the independent Compensation Committee of the Board of Directors of the Company, after consultation with Mr. Stone, which will be based on a Board approved annual operating plan. The applicable goals will have three increasingly higher levels of revenue and earnings. The annual cash incentives will be for up to 25%, 50% or 100% of Mr. Stone’s base salary (currently $500,000 annually) based on the level of goal achievement. Even if revenue and earnings goals are fully achieved within any given level, 20% of the applicable bonus opportunity is in the sole discretion of the Compensation Committee based on exceptional results in compliance, operations and other areas the Committee deems appropriate.

The amount of any long term incentive (LTI) equity grants is within the sole discretion of the Committee in all cases, but if granted, would be structured to consist of time vesting and performance vesting restricted common stock units. Any LTI awards would be contingent on achievement of three year revenue and EBITDA goals, based on three increasingly higher levels of attainment established by the Compensation Committee, after discussion with Mr. Stone, based on a Board approved three year operating plan. The highest level of attainment would require revenue and EBITDA of at least 200% of the applicable revenue and EBITDA goals set by the Compensation Committee. Any time vesting awards will vest over three years after grant and any such awards that have not vested prior to any termination of Mr. Stone’s employment shall terminate. Any performance vesting awards will be earned on the third anniversary of the grant date provided Mr. Stone is employed through such date. Except in connection with terminations without cause or for good reason, if Mr. Stone’s employment with the Company terminates prior to the third anniversary of the applicable grant date, performance vesting units shall not vest and shall terminate immediately upon such termination of employment. Any performance vesting units shall be subject to a negative discretion clawback up into two years after the vesting date in connection with financial restatements or certain actions constituting cause. During such two year period any underlying shares are subject to a lock up.

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Except as provided in the Secod Amendment, and for technical and conforming changes, the Stone Amended Agreement remains unchanged. The foregoing summaries of the Second Amendment does not purport to summarize all terms and is subject to, and qualified in its entirety by, the full text of the Amendment, which has been filed as an exhibit to the Form 8-K filed March 16, 2018.

Employment Agreement with Barrett Garrison

On August 31, 2016, the Company entered into the Garrison Employment Agreement with Barrett Garrison as Executive Vice President and Chief Financial Officer with a start date of September 12, 2016. The Garrison Employment Agreement has a two year term with equity, salary and bonus compensation components.

For the salary component, Mr. Garrison receives an annual salary of $300,000. For the bonus component, Mr. Garrison is eligible to receive an annual performance bonus of up to 50% of his base salary. Mr. Garrison’s bonus opportunity is based on corporate performance criteria, and personal performance criteria in the discretion of the Compensation Committee of the Company. The corporate performance criteria, for the fiscal year ended March 31, 2017, were based on previously budgeted Company revenue and Adjusted EBITDA targets. A similar structure applies for the balance of the term of the Garrison Employment Agreement, except that, instead of Adjusted EBITDA, the Compensation Committee may use a different measure that it determines to be the most important earnings measure used publicly by the Company (for example, EBITDA without adjustment), and will also determine the target level of revenue and of such earnings measure. The Compensation Committee will first consult with Mr. Garrison prior to making such determinations.

For the equity component, Mr. Garrison was awarded stock options on September 12, 2016, under the Equity Incentive Plan to purchase 450,000 shares of the Company's common stock at the closing price on the Start Date. The options vest over a three year term as follows: 150,000 options vested on the first anniversary of his start date and 12,500 options currently vest on a monthly basis over the following two years (three year total vesting). In the event of a change of control, all unvested options will vest immediately. A change of control means the sale of all or substantially all of the assets of the Company, a merger or reorganization in which the Company’s equity holders own less than 50% of the voting power after such transaction, or upon the sale of equity securities representing 50% or more of the voting power of or economic interest in the Company.

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Also pursuant to the Garrison Employment Agreement, the Company reimbursed Mr. Garrison $15,461 for expenses incured inrelocating his principal personal residence to Austin, Texas. The Garrison Employment Agreement also contains customary provisions regarding intellectual property, confidentiality, and non-solicitation and indemnification.

In the event Mr. Garrison is terminated without cause or if he were to voluntarily resign for good reason, each as defined below under “Termination Provisions & Potential Payments Upon Termination or Change of Control,” he would be entitled to receive his salary for the balance of the term, continuation of any executive health and group health plan benefits to the extent authorized by COBRA, a pro-rata portion of any bonus that would have been earned through the termination date, and, finally, acceleration of vesting of a pro-rata portion of any options that would have vested had his vesting occurred a monthly basis, advanced to the next month. Upon death, the Company will have no further obligation to Mr. Garrison except accrued compensation. If Mr. Garrison becomes disabled so he is unable to perform the essential functions of his existing position with or without reasonable accommodation, the board of directors may remove him from any responsibilities and/or reassign him to another position for the remainder of the term of the agreement or during the period of such disability and he will continue to receive his full salary and benefits for a period of time equal to 12 months. If the disability continues beyond the 12 month period, then Mr. Garrison’s employment may be terminated. “Disability” means a written determination, as certified by at least two duly licensed and qualified physicians, one of which is approved by the board of directors and one of which is approved by the officer, that he suffers from a physical or mental impairment that renders him unable to perform his regular personal duties under the agreement and that such impairment can reasonably be expected to continue for a period of six consecutive months or for shorter periods aggregating 180 days in any 12 month period.

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GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED MARCH 31, 2018

The following table sets forth certain information about plan-based awards that we made to the named executive officers during the fiscal year ended March 31, 2018.

Name	Grant Date	Option Awards: Number of Shares Underlying Options (#)(1)		Exercise Price of Option Awards ($/Share)	Grant date Fair Value of Stock & Option Awards ($)(1)
William G. Stone III	-	-		-	-
Chief Executive Officer

Barrett Garrison	8/4/2017	100,000	(2)	1.09	66,090
Executive Vice President and Chief Financial Officer

David Wesch Acting Chief Accounting Officer	8/4/2017	50,000	(3)	1.09	33,045

(1)	The value of a stock option award is based on the fair market value as of the grant date of such award determined pursuant to ASC 718. The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date.

(2)	The options granted on August 4, 2017 vest as follows: 33,000 options will vest on the 12-month anniversary of the grant date, and 67,000 will vest monthly in increments of 2,792 options for 24 months and become fully vested on August 4, 2020. All unvested options granted will vest immediately upon a change of control of the Company.

(3)	The options granted on August 4, 2017 vest as follows: 16,500 options will vest on the 12-month anniversary of the grant date, and 33,500 will vest monthly in increments of 1,396 options for 24 months and become fully vested on August 4, 2020. All unvested options granted will vest immediately upon a change of control of the Company.

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OUTSTANDING EQUITY AWARDS AT MARCH 31, 2018

The following table presents information regarding outstanding options and unvested stock awards held by our named executive officers as of March 31, 2018.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William G. Stone III (1)	2/2/2017	-	247,500	0.71	2/2/2027
Chief Executive Officer	5/26/2016	45,833	54,167	1.06	5/26/2026
	12/9/2015	87,500	87,500	1.43	12/9/2025
	9/10/2014	43,750	6,250	5.89	9/10/2024
	7/8/2014	183,333	16,667	4.11	7/8/2024
	11/25/2013	300,000	-	2.54	11/25/2023

Barrett Garrison (2)	8/4/2017	-	100,000	1.09	8/4/2027
Executive Vice President and Chief Financial Officer	2/2/2017	-	135,000	0.71	2/2/2027
	9/12/2016	225,000	225,000	1.37	9/12/2026

David Wesch (3)	8/4/2017	-	50,000	1.09	8/4/2027
Acting Chief Accounting Officer	2/2/2017	-	36,675	0.71	2/2/2027
	1/10/2017	7,770	12,230	0.70	1/10/2027
	11/2/2016	11,111	13,889	0.65	11/2/2026
	6/9/2016	17,500	12,500	1.04	6/9/2026
	12/9/2015	6,125	6,125	1.43	12/9/2025
	8/3/2015	8,611	1,389	2.56	8/3/2025
	5/29/2015	23,611	1,389	4.18	5/29/2025

(1)	On February 2, 2017, Mr. Stone was granted 247,500 options with an exercise price of $0.71 per share, of which 123,750 options will vest on the 24-month anniversary of the grant date, and 123,750 options will vest on the 48-month anniversary of the grant date to become fully vested on February 2, 2021. In connection with entering into the Stone Amended Agreement effective May 26, 2016, Mr. Stone was granted 100,000 options with an exercise price of $1.06, which vest as follows: 25,000 options vested on the one-year anniversary of the grant date, 75,000 options currently vest on a monthly basis over the three years following the first anniversary of the grant date. On December 9, 2015, Mr. Stone was granted 175,000 options with an exercise price of $1.43 per share, of which 87,500 options will vest on the 24-month anniversary of the grant date, and 87,500 options vested on the 48-month anniversary of the grant date to become fully vested on December 9, 2019. On September 10, 2014, Mr. Stone was granted 50,000 options with an exercise price of $5.89 per share, of which 12,500 options vested on the one-year anniversary of the grant date, and 37,500 options currently vest on a monthly basis over the three years following the first anniversary of the grant date to become fully vested on September 10, 2018. On July 8, 2014, Mr. Stone was granted 200,000 stock options exercisable at the exercise price of $4.11. The original vesting of these 200,000 options was adjusted so that 50,000 options vested on the one-year anniversary of the original grant date (i.e., July 8, 2015), and 150,000 options currently vest on a monthly basis over the three years following such first anniversary. On November 25, 2013, Mr. Stone was granted 300,000 stock options exercisable at the price of $2.54 per share. The options are fully vested. All unvested options granted will vest immediately upon a change of control of the Company.

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(2)	On August 4, 2017, Mr. Garrison was granted 100,000 options with an exercise price of $1.09 per share, of which 33,000 options will vest on the 12-month anniversary of the grant date, and 67,000 will vest monthly in increments of 2,792 options for 24 months and become fully vested on August 4, 2020. On February 2, 2017, Mr. Garrison was granted 135,000 options with an exercise price of $0.71 per share, of which 67,500 options will vest on the 24-month anniversary of the grant date, and 67,500 options will vest on the 48-month anniversary of the grant date to become fully vested on February 2, 2021. In connection with Mr. Garrison's employment agreement, on September 12, 2016 he was granted 450,000 options with an exercise price of $1.37 per share which vest as follows: 150,000 options vested on the first anniversary of the grant date, and 12,500 options currently vest on a monthly basis for the following two years to become fully vested on September 12, 2019. All unvested options granted will vest immediately upon a change of control of the Company.

(3)	On August 4, 2017, Mr. Wesch was granted 50,000 options with an exercise price of $1.09 per share, of which 16,500 options will vest on the 12-month anniversary of the grant date, and 33,500 will vest monthly in increments of 1,396 options for 24 months and become fully vested on August 4, 2020. On February 2, 2017, Mr. Wesch was granted 36,675 options with an exercise price of $0.71 per share, of which 18,338 options will vest on the 24-month anniversary of the grant date, and 18,338 options will vest on the 48-month anniversary of the grant date to become fully vested on February 2, 2021. On January 10, 2017, Mr. Wesch was granted 20,000 options with an exercise price of $0.70 per share which vest equally over 36 months to become fully vested on January 10, 2020. On November 2, 2016, Mr. Wesch was granted 25,000 options with an exercise price of $0.65 per share which vest equally over 36 months to become fully vested on November 2, 2019. On June 9, 2016, Mr. Wesch was granted 30,000 options with an exercise price of $1.04 per share which vest equally over 36 months to become fully vested on June 9, 2019. On December 9, 2015, Mr. Wesch was granted 12,250 options with an exercise price of $1.43 per share, of which 6,125 options vest on the 24-month anniversary of the grant date, and 6,125 options vested on the 48-month anniversary of the grant date to become fully vested on December 9, 2019. On August 3, 2015, Mr. Wesch was granted 10,000 options with an exercise price of $2.56 per share which vest equally over 36 months to become fully vested on August 3, 2018. On May 29, 2015, Mr. Wesch was granted 25,000 options with an exercise price of $4.18 per share which vest equally over 36 months to become fully vested on May 29, 2018. All unvested options granted will vest immediately upon a change of control of the Company.

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OPTION EXERCISES DURING FISCAL YEAR ENDING MARCH 31, 2018

None of our executive officers exercised any stock options during fiscal year 2018.

TERMINATION PROVISIONS AND POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE OF CONTROL

The section below provides information concerning the amount of compensation payable to our named executive officers in the event of termination of such executive’s employment, including certain estimates of the amounts that would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid out can only be determined at the time of such executive’s termination.

Payments Made Upon Termination Generally

Regardless of the manner in which any of our employees (including any of our executive officers) is terminated, the employee would be entitled to receive certain amounts due during such employee’s term of employment. Such amounts would include (“accrued compensation”):

•	any unpaid salary from the date of the last payroll to the date of termination;

•	accrued but unpaid bonus for a previously completed yearly measurement period;

•	reimbursement for any properly incurred unreimbursed business expenses;

•	any vested benefits the executive may have under the Company’s benefit plans; and

•	unpaid, accrued and unused personal time off through the date of termination.

In addition, an executive officer would retain the following rights:

•	any existing rights to indemnification for prior acts through the date of termination; and

•	any options and equity awarded pursuant to our Equity Incentive Plan to the extent provided in that plan and the grant or award.

Messrs. Stone and Garrison. As noted above under “Employment Agreements,” as of fiscal year ended March 31, 2018, each of Messrs. Stone and Garrison had an employment agreement with the Company. In addition to those payments made upon termination noted above, these agreements provide for the additional benefits on certain termination as described below.

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Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason

If, as of March 31, 2018, we had terminated Messrs. Stone’s or Garrison's employment without cause, or if the officer had terminated his employment for good reason, he would have received the following termination benefits through March 31, 2019 and September 12, 2018, respectively:

(i)	continuation of his salary at the rate then in effect; and

(ii)	continuation of any executive health and group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the Company to the extent that the Company was covering such premiums as of the termination date (if permitted by law without violation of applicable discrimination rules, or, if not, the equivalent after-tax value payable as additional severance at the same time such premiums are otherwise payable); and

(iii)	a pro-rata annual bonus through the termination date, as reasonably determined by the Compensation Committee applying the applicable contract standards and paid at the same time as a bonus would otherwise be payable under the contract; and

(iv)	acceleration of vesting of the options amended and/or granted under the contract on a pro-rata basis as if the vesting schedule had been monthly rather than annual, advanced to the next month.

The Company’s liability for salary continuation pursuant to clause (i) above will not be reduced by the amount of any severance pay paid to the executive pursuant to any severance pay plan or stay bonus plan of the employer.

In order to receive such severance, the officer must execute a release of all claims and comply with the remaining confidentiality and non-solicitation provisions of his employment agreement.

“Good reason” means (i) breach by the Company of the insurance or indemnification provisions in the employment or any indemnification agreement or failure of the Company to pay any amounts or options due when due under the terms and conditions thereunder, after a 15 day cure period; (ii) the officer is not reporting directly to the board of directors, subject to a 30 day cure period, unless the sole reason for such failure to report to the board of directors is that a change of control occurred and as a result the officer’s reporting structure in the buyer’s organization puts him at effectively the same or higher level of overall responsibility and authority (comparing the positions in each organization) as was the case immediately prior to such change of control, as reasonably determined by the board of directors prior to such change of control; or (iii) material diminution in the officer’s position, duties, authority or responsibility, without cause, subject to a 30 day cure period.

The term “cause” means (i) any act committed against the Company which involves fraud, willful misconduct, gross negligence or refusal to comply with the reasonable, legal and clear written instructions; or (ii) the conviction of, or indictment (or procedural equivalent, or guilty plea or plea of nolo contender) for (A) a felony or (B) any misdemeanor involving moral turpitude where the circumstances reasonably would have a negative impact on the Company, deceit, dishonesty or fraud; or (iii) material breach of the employment agreement; provided, however, that in each case the officer will have 15 days to cure such conduct, unless such conduct is not reasonably curable.

If Mr. Stone or Mr. Garrison had been terminated without cause or either officer had resigned for good reason on March 31, 2018, then pursuant to the terms of his employment agreement, he would have received the following post-termination payments:

Name	Base Salary ($) (1)	Annual Bonus ($) (2)	Health Plan Payments ($) (3)	Accelerated Vesting of Options/Restricted Stock (4)
William G. Stone III	500,000	350,000	17,240	518,250
Chief Executive Officer

Barrett Garrison	135,616	210,000	7,793	555,500
Executive Vice President, Chief Financial Officer

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(1)	Mr. Stone’s payment is based on salary paid from April 1, 2018 until March 31, 2019, due to his termination benefits continuing effective for a period starting on the termination date and ending on the first anniversary of the termination date. Mr. Garrison’s payment is based on salary paid from April 1, 2018 until September 12, 2018, the end of the term of the Garrison Employment Agreement.

(2)	For the fiscal period ended March 31, 2018, Mr. Stone and Mr. Garrison received a $350,000 and $210,000, respectively, performance bonus based on corporate and personal performance criteria.

(3)	For Mr. Stone, based on monthly payments of $1,437 through March 31, 2018. For Mr. Garrison, based on monthly payments of $1,299 through September 12, 2018.

(4)	For Mr. Stone, the amount is based on the difference between the exercise price of options outstanding as of March 31, 2018 ($2.54 per share with respect to 300,000 options, $4.11 per share with respect to 200,000 options, and $5.89 per share with respect to 50,000 options, $1.43 per share with respect to 175,000 options, $1.06 per share with respect to 100,000 options, and $0.71 per share with respect to 247,500 options), and in each case the closing stock price on March 31, 2018 of $2.01 per share. For Mr. Garrison, the amount is based on the difference between the exercise price of options outstanding as of March 31, 2018 ($1.37 per share with respect to 450,000 options, $0.71 per share with respect to 135,000 options, and $1.09 per share with respect to 100,000 options), and in each case the closing stock price on March 31, 2018 of $2.01 per share. Accellerated vesting applies only to stock options issued to our named executive officers having exercise prices below our stock price as of March 31, 2018, as those stock options awarded with a per share exercise price below $2.01 have no intrinsic value as of March 31, 2018.

Payments Made upon Termination following a Change of Control

Following a change of control as of March 31, 2018, the unvested equity grants made to Mr. Stone and Mr. Garrison, under each officer's respective employment agreements, and to Mr. Wesch would have vested. We estimate that an acceleration under these conditions would have resulted in $518,250, $555,500, and $203,283 for Mr. Stone, Mr. Garrison and Mr. Wesch, respectively, based on the difference between the exercise price of such options and the closing stock price on March 31, 2018 of $2.01.

Payments Made Upon Disability and Death

Up disability or death of either Mr. Stone or Mr. Garrison, the Company would have no further obligation to them other than payment of their accrued compensation, as described above. If either officer became disabled so that he were unable to perform the essential functions of his existing position with or without reasonable accommodation, the Board may remove him from any responsibilities and/or reassign him to another position for the remainder of the term of his respective employment agreement or during the period of such disability, and he would continue to receive his full salary and benefits for a period of time equal to 12 months. Based on medical insurance premiums as of March 31, 2018, we estimate that the approximate value of the continued medical benefit payments would have been $1,437 and $1,299 for Mr. Stone and Mr. Garrison, respectively, for a total of $17,240 for Mr. Stone for the 12 months and $7,793 for Mr. Garrison for the remainder of his employment agreement ending September 12, 2018. If the disability were to continue beyond the 12 month period, then the officer’s employment may be terminated. “Disability” means a written determination, as certified by at least two duly licensed and qualified physicians, one of which is approved by the Board and one of which is approved by the officer, that he suffers from a physical or mental impairment that renders him unable to perform his regular personal duties under his respective employment agreement and that such impairment can reasonably be expected to continue for a period of three consecutive months or for shorter periods aggregating 90 days in any 12 month period.

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DIRECTOR COMPENSATION

The following table presents information regarding compensation paid to our directors during the fiscal year ended March 31, 2018. For compensation paid to William Stone III, see "Summary Compensation Table" above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Robert Deutschman (2)	79,500	79,500	159,000
Chris Rogers (3)	53,000	53,000	106,000
Jeffrey Karish (4)	48,000	55,500	103,500
Mohan S. Gyani (5)	48,000	48,000	96,000
Paul Schaeffer (6)	53,000	53,000	106,000

(1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of each restricted stock award that was granted during the respective fiscal year, computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. We estimated the fair value of restricted stock based on the fair value at the time of grant. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the vesting term. The amount of expense recognized represents the expense associated with the restricted stock we expect to ultimately vest based upon an estimated rate of forfeitures; this rate of forfeitures is updated as necessary and any adjustments needed to recognize the fair value of restricted stock that actually vest or are forfeited are recorded. Note 4, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 sets forth the relevant assumptions used to determine the valuation of our stock option awards.

(2)	Mr. Deutschman is the Chairman of the Board, Chairman of the Audit Committee, and a member of the Governance Committee. During the fiscal ended March 31, 2018, Mr. Deutschman received quarterly cash payments totaling $79,500 and was granted a total of 72,936 shares of restricted common stock on August 4, 2017, with a fair value of $1.09 per share, of which 36,468 shares remained unvested as of March 31, 2018.

(3)	Mr. Rogers is a director of the Company and a member of the Audit Committee and the Compensation Committee. During the fiscal year ended March 31, 2018, Mr. Rogers received quarterly cash payments totaling $53,000 and was granted 48,624 shares of restricted common stock on August 4, 2017, with a fair value of $1.09 per share, of which 24,312 shares remained unvested as of March 31, 2018.

(4)	Mr. Karish is a director of the Company and Chairman of the Compensation Committee. During the fiscal year ended March 31, 2018, Mr. Karish received quarterly cash payments totaling $48,000 and was granted 50,917 shares of restricted common stock on August 4, 2017, with a fair value of $1.09 per share, of which 25,459 shares remained unvested as of March 31, 2018.

(5)	Mr. Gyani is a director of the Company, Chairman of the Governance Committee, and a member of the Compensation Committee. During the fiscal year ended March 31, 2018, Mr. Gyani received quarterly cash payments totaling $48,000 and was granted 44,037 shares of restricted common stock on August 4, 2017 with a fair value of $1.09 per share, of which 22,018 shares remained unvested as of March 31, 2018.

(6)	Mr. Schaeffer is a director of the Company and a member of the Audit Committee. During the fiscal year ended March 31, 2018, Mr. Schaeffer received quarterly cash payments totaling $53,000 and was granted 48,624 shares of restricted common stock on August 4, 2017, with a fair value of $1.09 per share, of which 24,312 shares remained unvested as of March 31, 2018.

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NARRATIVE TO DIRECTOR COMPENSATION TABLE

Non-employee director compensation for a new director is granted under the Board Member Equity Ownership and Retention Policy (the “Policy”). The Policy, which is administered by the independent Compensation Committee of the Board and can be amended by such committee, requires each non-management board member to acquire shares of the Company having a value equal to three times his or her annual cash retainer within five years, requires any employee director and the Chief Executive Officer to acquire shares of the Company having a value equal to three times his or her annual salary within five years and requires the Chief Operating Officer to acquire shares of the Company having a value equal to two times his or her annual salary within five years. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership, and vested but unexercised stock options will be treated as equivalent to one-half a share. The Policy does not affect the vesting restrictions on any equity awards but supersedes any post-vesting lock-up that is currently applicable to any person covered by the Policy. Failure to meet or show sustained progress toward meeting the ownership requirements of the Policy may result in reduction in future long-term incentive grants and/or the requirement to retain all stock obtained through the vesting or exercise of equity awards.

The Company’s compensation program for the non-employee directors prior to August 2018 is as follows: each director receives an annual cash retainer of $48,000 (payable in equal quarterly installments) plus an annual grant for restricted Company common stock under the Company’s Equity Incentive Plan having a value of $48,000 on the grant date (with quarterly vesting). Starting in August 2018, the program is essentially the same except the cash retainer is $40,000 and the equity grant is $60,000, with acceleration of vesting of the last quarter's equity where the date of the annual meeting is before the last vesting date and the director is either not nominated or not elected at such meeting.

The director compensation program prior to August 2018 also provides for an additional annual cash retainer of $5,000 (payable in quarterly installments) and annual grant of restricted common stock of the Company under the Equity Incentive Plan having a value of $5,000 on the grant date (with quarterly vesting) for non-employee members of the Audit Committee of the Board (other than the Chair) and an additional annual cash retainer of $7,500 (payable in quarterly installments) and annual grant of restricted common stock of the Company under the Equity Incentive Plan having a value of $7,500 on the grant date (with quarterly vesting) for a non-employee Chairman of the Audit Committee. The Chairman of the Board receives an additional cash retainer of $24,000 (payable in equal quarterly installments) plus an additional annual grant of restricted common stock of the Company under the Equity Incentive Plan having a value of $24,000. Effective August 1, 2016, the Chairman of the Compensation Committee receives an additional annual grant of restricted common stock of the Company un the Equity Incentive Plan having a value of $7,500 (with quarterly vesting).

Starting in August 2018, the additional payments for membership and chairmanship for committees are substantially the same with the following modifications: The chairman of the audit committee's additional annual cash and equity retainer are $10,000 and $10,000, respectively; members of the compensation committee (other than the chairman) receive additional annual payments of $3,750 (half of which is cash, and the other half of which is in stock); members of the nominating and governance committee (other than the chairman) receive additional annual payments of $2,500 (half of which is cash, and half of which is in stock); the chairman of the nominating and governance committee receives an additional annual payment of $5,000 (half of which is cash, and half of which is in stock); and the Chairman of the Board's additional annual payment was raised from $48,000 to $50,000 (which is split between cash and equity on a 40%/60% basis).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

As of the Record Date of July 25, 2018, there were outstanding 76,391,381 shares of our common stock and 100,000 shares of Series A preferred stock ("Preferred Stock") outstanding. The Preferred Stock is convertible into 20,000 shares of common stock and votes together with the common stock as a single class (on an as-converted basis). The following table presents information regarding the beneficial ownership of our common stock and Preferred Stock as of such date by:

•	Each person who beneficially owns more than five percent (5%) of the outstanding shares of our common stock;

•	Each director;

•	Each named executive officer; and

•	All current directors and officers as a group.

	Common Stock [David please update]
Name and Address of Beneficial Owner (1)	Number of Shares (2)	Percentage of Class
Bruce Grossman (3) c/o Dillon Hill Capital LLC 200 Business Park Drive, Suite 306 Armonk, NY 10504	6,276,427	8.2%
Columbus Capital Management, L.L.C. (4) 350 California Street, 22nd Floor San Francisco, CA 94104	5,882,001	7.7%
Venrock Management VI, LLC (5) 3340 Hillview Avenue Palo Alto, CA 94304	4,785,160	6.3%
William Stone III	1,848,578	2.4%
Robert Deutschman (6)	763,203	1.0%
Paul Schaeffer (7)	666,240	*
Christopher Rogers	290,049	*
Jeffrey Karish	271,261	*
Mohan S. Gyani	285,820	*
Roy H. Chestnutt	-	*
Barrett Garrison	573,002	*
David Wesch	111,688	*
All Directors and Executive Officers as a Group (9 individuals) (8)	4,809,841	6.2%

*	Less than 1%

(1)	Except as otherwise indicated, the address of each of the persons listed above is c/o Digital Turbine, Inc., 111 Nueces Street, Austin, TX 78701.

(2)	Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership except as otherwise noted. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after July 25, 2018, however, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as specifically indicated in the footnotes to this table, the persons named in this table have sole vote and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(3)	Based soley on Amendment No. 2 to Schedule 13G filed with the SEC on February 8, 2018, by Bruce Grossman. Of such shares, Mr. Grossman directly owns 24,600 shares; Dillon Hill Capital, LLC ("DHC"), of which the Mr. Grossman is the sole member, directly owns 1,670,135 shares; Dillon Hill Investment Company, LLC ("DHIC"), the sole member of which is a trust of which Mr. Grossman's spouse is a co-trustee, directly owns 1,861,057 shares; and Debbon Capital, L.P. ("DC"), of which Mr. Grossman is the general partner, directly owns 2,720,635 shares. By virtue of such relationships, Mr. Grossman may be deemed to have sole voting and dispositive power over a total of 4,415,370 shares owned directly by Mr. Grossman and indirectly by DHC and DC. He may be deemed to have shared voting and dispositive power over 1,861,057 shares held by DHIC.

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(4)	Based soley on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2018, by Columbus Capital Management, LLC ("CCM") and Matthew D. Ockner, relating to shares of common stock held for the account of each of Columbus Capital Partners, L.P. ("CCP"), Columbus Capital QP Partners, L.P. ("CCQP") and Rovida West Coast Investments Ltd. ("RWC"). CCM is the general partner of CCP and CCQP and an investment advisor to RWC. Mr. Ockner is the managing member of CCM. In such capacities, each of CCM and Mr. Ockner may be deemed to have sole voting and dispositive power over the shares of common stock held for the accounts of CCP, CCQP and RWC.

(5)	Based solely on a Schedule 13G filed with the SEC on March 12, 2015, by Venrock Management VI, LLC ("VM-VI"), Venrock Partners Management VI, LLC ("VPM-VI"), Venrock Associates VI, L.P. ("VA-VI"), and Venrock Partners VI, L.P. ("VP-VI"). Of such shares, 4,436,799 shares are owned by VA-VI and 348,361 shares are owned by VP-VI. VM-VI, VPM-VI, VA-VI and VP-VI share voting and dispositive power with respect to all 4,785,160 shares. VM-VI is the general partner of VA-VI, and VPM-VI is the general partner of VP-VI.

(6)	Includes 294,268 shares held by the Robert and Ellen Deutschman Family Trust, of which Mr. Deutschman is the trustee.

(7)	Includes 228,254 shares held by the Paul and Judy Schaeffer Living Trust for which Mr. Schaeffer serves as a trustee and disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

(8)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of July 25, 2018, as follows: Mr. Stone, 693,750 shares; Mr. Schaeffer, 60,000 shares; Mr. Gyani, 64,583 shares; Mr. Garrison, 335,792 shares; and Mr. Wesch, 111,236 shares.

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PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are required to permit a separate non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion). This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather to provide stockholders with an opportunity to make an advisory vote with respect to the overall compensation of our named executive officers and our compensation practices. Our stockholders are provided the opportunity to make this advisory vote on executive compensation at each annual meeting.

This proposal, commonly known as a “Say-on-pay,” permits stockholders to endorse or not endorse our executive compensation through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion).”

Because the stockholders’ vote is advisory, it will not be binding on the Board. However, the Board’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “ FOR ” PROPOSAL 2.

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PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019

Our Audit Committee has appointed SingerLewak LLP to audit our accounts for the fiscal year ending March 31, 2019. Such firm, which has served as our independent registered public accounting firm since April 2009, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our Company.

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of SingerLewak as our independent registered public accounting firm. Although stockholder ratification of the Audit Committee’s action in this respect is not required, our Board considers it desirable for stockholders to pass upon such appointment.

A representative of SingerLewak is expected to attend the Annual Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

Aggregate fees for professional services rendered to us by SingerLewak LLP, our independent registered public accounting firm engaged to provide audits for the fiscal years ended March 31, 2018 and 2017, were:

	Year Ended March 31, 2018	Year Ended March 31, 2017
Audit fees (1)	$423,199	$484,273
Audit related fees (2)	100,608	98,120
Tax fees (3)	39,350	34,326
All other fees (4)	-	-
Total	$563,157	$616,719

Policy on Pre-approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with the SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the following four categories of services to the Audit Committee for approval:

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

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The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Our Audit Committee pre-approved the retention of our independent registered public accounting firm for all audit and audit-related services during fiscal years 2018 and 2017.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2019.

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REPORT OF AUDIT COMMITTEE

The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The functions of our Audit Committee (references in this section to “we” and “our” mean the Audit Committee) are primarily focused on three areas:

•	the adequacy of the internal controls and financial reporting process of Digital Turbine, Inc. (the “Company”) and the reliability of its consolidated financial statements;

•	the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; and

•	the Company’s compliance with legal and regulatory requirements.

We operate under a written charter, which has been approved by the board of directors. The Company has made the Audit Committee charter available on its website at http://ir.digitalturbine.com/governance-docs.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent registered public accounting firm and with appropriate financial personnel. We periodically (at least quarterly) meet privately with both the independent registered public accounting firm and the Company’s financial personnel, each of which has unrestricted access to us. We also appoint the independent registered public accounting firm and review its performance and independence from management. In addition, we review the Company’s financing plans.

Management is responsible for the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely on, without independent verification, the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, we held six meetings during fiscal year 2018. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent registered public accounting firm for fiscal year 2018, SingerLewak LLP (“SingerLewak”). We discussed with SingerLewak the overall scope and plans for their audit. We also met with SingerLewak, with and without management present, to discuss the results of their audit and quarterly reviews and the Company’s internal controls. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2018 with management and with SingerLewak.

We also discussed with SingerLewak the audited financial statements for fiscal year ending March 31, 2018, and matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the conduct of the audit of the Company’s consolidated financial statements, and the matters required to be discussed with the Audit Committee by applicable auditing standards of the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from SingerLewak required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with us concerning independence, and we discussed with SingerLewak their independence from the Company. When considering SingerLewak’s independence, we considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to SingerLewak for audit and non-audit services (primarily tax services).

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Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2018 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

July 30, 2018	Members of the Audit Committee

Robert Deutschman (Chairman)
Christopher Rogers
Paul Schaeffer
Roy H. Chestnutt

(Mr. Chestnutt was not a director or member of the Audit Committee prior to June 1, 2018, and therefore had no role in any aspect of the compensation policies or decisions discussed above prior to such date.)

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COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT

Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than ten percent of a registered class of our equity securities (“ten percent stockholders”) to file reports of ownership and changes of ownership with the SEC. To the best of our knowledge, based solely on review of the copies of such reports and amendments thereto furnished to us, we believe that during the fiscal year ended March 31, 2018, all of our officers, directors, and ten percent stockholders timely complied with all applicable filing requirements.

OTHER MATTERS

Our Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote in accordance with his judgment on such matters.

2020 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the fiscal year 2020 annual meeting to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal offices not later than April 2, 2019. Such proposals should be submitted, in writing, to Digital Turbine, Inc., Attn: Corporate Secretary, 111 Nueces Street, Suite #160, Austin, TX 78701.

Stockholders wishing to submit proposals for the fiscal year 2020 annual meeting of stockholders outside of Rule 14a-8 may do so. Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, which is August 1, 2018, or a reasonable time before we send our proxy materials for such meeting if the date of the meeting has changed by more than 30 days from the prior year, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at such annual meeting of stockholders, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William G. Stone III
William G. Stone III
Chief Executive Officer

Dated:   July 30, 2018

Austin, Texas

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DIGITAL TURBINE, INC.

ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 19, 2018

The undersigned stockholder(s) of DIGITAL TURBINE, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 30, 2018, and hereby appoints each of William G. Stone III and Barrett Garrison, or either of them, as proxy and attorney-in-fact with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, September 19, 2018 at 10 a.m., local time, at the Company's headquarters located at 111 Nueces Street, Austin, TX 78701, and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

☒	Please mark votes as in this example

1. TO ELECT DIRECTORS.

Nominees:

(1) Robert Deutschman	(2) Roy H. Chestnutt
(3) Mohan Gyani	(4) Jeffrey Karish
(5) Christopher Rogers	(6) Paul Schaeffer
(7) William G. Stone III

☐ FOR ALL NOMINEES	☐ WITHHOLD ALL NOMINEES	☐ FOR ALL NOMINEES EXCEPT

Instructions: To withhold authority to vote for any individual nominee, mark the “For All Nominees Except” box and write that nominee’s name in the space provided above.

2. To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers, commonly referred to as “say-on-pay.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To ratify the selection of SingerLewak LLP as the Company's independent registered public accounting firm of for the fiscal year ending March 31, 2019.	FOR ☐	AGAINST ☐	ABSTAIN ☐

As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign.)

Signature:	Date:

Signature:	Date:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE DIRECTOR NOMINEES; (2) FOR APPROVAL OF THE ADVISORY SAY-ON-PAY PROPOSAL; AND (3) FOR RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF DIGITAL TURBINE, INC. FOR FISCAL YEAR MARCH 31, 2019. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTERS THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.